Exhibit 99.1

For Release January 3, 2006- 1:30 p.m. PST	Contact: Daniel G. Byrne
(509) 458-3711

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
ANNOUNCES THE APPOINTMENT OF DONALD J. LUKES
TO ITS BOARD OF DIRECTORS

Spokane, Washington, January 3, 2006 –Sterling Financial Corporation (NASDAQ: STSA) today announced the appointment of Donald J. Lukes to its Board of Directors.

Harold B. Gilkey, Chairman and Chief Executive Officer, commented, “We are pleased that we have such an outstanding industry executive joining the Board of Directors of Sterling Financial Corporation.  The appointment of Don Lukes is an important step in Sterling’s long-term growth strategy.  The Board of Directors will be further strengthened by Don’s new perspectives, his expertise and his long-time relationship with Sterling, which will allow him to play a prominent role in the further advancement of Sterling’s regional footprint, market position and product development.”

Mr. Lukes joins Sterling’s Board of Directors with extensive experience and an impressive track record of success in corporate, banking and securities law.  Mr. Lukes was a principal at the law firm of Witherspoon, Kelley, Davenport & Toole, P.S. in Spokane from 1987 until his retirement in 2005, and represented Sterling during that time.  Prior to that, he served as General Counsel and Senior Vice President of Citicorp’s mortgage banking business.  Before joining Citicorp, Mr. Lukes was engaged in the private practice of law, specializing in corporate, banking and securities law.  Prior to entering the practice of law in 1978, he was an officer of a Wall Street bank, where he managed the bank’s owned real estate portfolio, traded loan portfolios, and originated permanent and construction loans.  His appointment to the Board is effective January 3, 2006.

Mr. Lukes received a B.A. from the University of Montana and a J.D. from St. John’s University School of Law in New York.  He and his wife, Pam, reside in Spokane, Washington, and have one grown son.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington is a bank holding company, the principal operating subsidiary of which is Sterling Savings Bank.  Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association.  Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana.  Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona and California.  Sterling Savings Bank’s subsidiary, Harbor Financial Services, provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results.  These forward-looking statements are within the meaning of the Private

Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  When used in this report, the words “expects, “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.